Exhibit 99.1
NEWS RELEASE
As previously announced, TDS will hold a teleconference on February 21, 2025 at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
TDS reports fourth quarter and full year 2024 results
Investing in our networks; TDS Telecom provides 2025 guidance
CHICAGO (February 21, 2025) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,240 million for the fourth quarter of 2024, versus $1,313 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(11) million and $(0.10), respectively, for the fourth quarter of 2024 compared to $(523) million and $(4.64), respectively, in the same period one year ago.
Net income (loss) attributable to TDS common shareholders excluding a fourth quarter 2023 TDS Telecom non-cash charge related to goodwill impairment (Non-GAAP) of $547 million ($511 million, net of tax) and related diluted earnings (loss) per share excluding a fourth quarter 2023 TDS Telecom non-cash charge related to goodwill impairment (Non-GAAP) were $(12) million and $(0.11), respectively, for the fourth quarter of 2023.
TDS reported total operating revenues of $4,964 million and $5,160 million for the years ended 2024 and 2023, respectively. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(97) million and $(0.85), respectively, for the year ended 2024 compared to $(569) million and $(5.06), respectively, for the year ended 2023. Net income attributable to TDS common shareholders excluding 2024 impairment losses (non-GAAP) of $137 million ($103 million, net of tax) and related diluted earnings (loss) per share excluding 2024 impairment losses (non-GAAP) were $(12) million and $(0.11), respectively, for the year ended 2024. Substantially all of the UScellular impairment loss was related to the retained high-band spectrum unit of accounting which includes the 28 GHz, 37GHz and 38 GHz frequency bands.
Net income (loss) attributable to TDS common shareholders excluding a fourth quarter 2023 TDS Telecom non-cash charge related to goodwill impairment (Non-GAAP) of $547 million ($511 million, net of tax) and related diluted earnings (loss) per share excluding a fourth quarter 2023 TDS Telecom non-cash charge related to goodwill impairment (Non-GAAP) were $(58) million and $(0.53), respectively, for the year ended 2023.
Full year 2024 Highlights*
UScellular
•Announced multiple transactions related to the strategic alternatives review
◦Transaction with T-Mobile and four spectrum transactions with various mobile network operators

•Improved wireless operating results
◦Postpaid and prepaid net losses improved
◦Postpaid and prepaid churn improved
◦Fixed wireless customers grew 27%
•Cash flows from operating activities and free cash flow up year over year
•Ongoing 5G mid-band network deployment — providing additional capacity and faster speeds for our customers
TDS Telecom
•Exceeded full year 2024 fiber address goal
◦Delivered 129,000 marketable fiber service addresses
•Executing on fiber broadband strategy
◦Expanded footprint 6% — increased total service addresses to 1.8 million
◦Residential broadband connections grew 2% and Residential revenue per connection grew 5%
◦Total Wireline expansion residential revenues grew to $114 million, up from $75 million

*Comparisons are Year Ended December 31, 2024 to Year Ended December 31, 2023

“During 2024, we made significant progress on the strategic review of alternatives at UScellular,” said Walter C. D. Carlson, TDS President and CEO. “And as part of our mission to provide outstanding communication services to our customers, both business units invested in their high-quality networks. UScellular continued to deploy its mid-band spectrum to enhance speed and capacity while TDS Telecom grew its footprint and delivered 129,000 new marketable fiber service addresses.
“In 2025, TDS Telecom will continue its ongoing fiber expansion and the FCC’s Enhanced Alternative Connect America Cost Model program and intends to bring a fiber-rich network to over 150,000 new marketable service addresses throughout the country. And while UScellular works toward a successful close on the sale of its wireless operations and spectrum transactions, UScellular remains focused on its operational priorities and growing its tower business.”
Announced Transactions
On May 24, 2024, TDS and UScellular entered into a Securities Purchase Agreement to sell UScellular's wireless operations and select spectrum assets to T-Mobile US, Inc. (T-Mobile). The transaction is expected to close in mid-2025, subject to regulatory approval and the satisfaction of customary closing conditions.
On October 17, 2024, UScellular, and certain subsidiaries of UScellular, entered into a License Purchase Agreement with Verizon Communications, Inc. (Verizon) to sell certain AWS, Cellular and PCS wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant Verizon certain rights to lease such licenses prior to the transaction close. Additionally, UScellular also entered into agreements with Nsight Spectrum, LLC and Nex-Tech Wireless, LLC for the sale of select spectrum licenses.
On November 6, 2024, UScellular, and certain subsidiaries of UScellular, entered into a License Purchase Agreement with New Cingular Wireless PCS, LLC (AT&T), a subsidiary of AT&T, Inc. to sell certain 3.45 GHz and 700 MHz wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant AT&T certain rights to lease and sub-lease such licenses prior to the transaction close.
Due to the pending transaction with T-Mobile, UScellular is not providing 2025 financial guidance.

2025 Estimated Results

TDS’ current estimates of full-year 2025 results for TDS Telecom are shown below. Such estimates represent management’s view as of February 21, 2025 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

TDS Telecom	2025 Estimated Results	Actual Results for the Year Ended December 31, 2024
(Dollars in millions)
Total operating revenues	$1,030-$1,070	$1,061
Adjusted OIBDA[1] (Non-GAAP)	$310-$350	$340
Adjusted EBITDA[1] (Non-GAAP)	$320-$360	$350
Capital expenditures	$375-$425	$324

The following tables reconcile EBITDA, Adjusted EBITDA, and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2025 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	TDS Telecom
	2025 Estimated Results	Actual Results for the Year Ended December 31, 2024
(Dollars in millions)
Net income (GAAP)	N/A	$85
Add back:
Income tax expense	N/A	35
Income before income taxes (GAAP)	$20-$60	$120
Add back:
Interest expense	—	(5)
Depreciation, amortization and accretion	300	271
EBITDA (Non-GAAP)[1]	$320-$360	$385
Add back or deduct:
Loss on impairment of intangible assets	—	1
(Gain) loss on asset disposals, net	—	12
(Gain) loss on sale of business and other exit costs, net	—	(49)
Adjusted EBITDA (Non-GAAP)[1]	$320-$360	$350
Deduct:
Interest and dividend income	5	5
Other, net	5	4
Adjusted OIBDA (Non-GAAP)[1]	$310-$350	$340
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for December 31, 2024, can be found on TDS' website at investors.tdsinc.com.

Conference Call Information
TDS will hold a conference call on February 21, 2025 at 9:00 a.m. Central Time.
•Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/548841993
•Access the call by phone at (888) 330-2384 (US/Canada), passcode: 1328528
Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS) provides wireless, broadband, video, and voice to approximately 5.5 million connections nationwide through its businesses, UScellular and TDS Telecom. Founded in 1969 and headquartered in Chicago, TDS employed approximately 7,900 associates as of December 31, 2024.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Colleen Thompson, Vice President - Corporate Relations
colleen.thompson@tdsinc.com
Julie Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether the announced transactions whereby UScellular has agreed to sell its wireless operations and selected spectrum assets will be successfully completed or whether UScellular will be able to find buyers at mutually agreeable prices for its remaining spectrum assets; whether any such strategic alternative will result in additional value for TDS or its shareholders and whether the process will have an adverse impact on TDS’ businesses; if the announced transactions are not successfully completed there may be substantial changes in which the wireless business is conducted; if the announced transactions are successfully completed, substantial costs will be triggered and changes required in the manner in which UScellular’s remaining business is conducted; strategic decisions regarding the tower business; intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' lack of scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; the effect on TDS' business if the collateral securing its secured term loan is foreclosed upon; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment, including changes in regulatory support received and the ability to pass through certain regulatory fees to customers; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K.
For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Retail Connections
Postpaid
Total at end of period[1]	3,985,000	3,999,000	4,027,000	4,051,000	4,106,000
Gross additions	140,000	123,000	117,000	106,000	129,000
Handsets	93,000	84,000	73,000	63,000	80,000
Connected devices	47,000	39,000	44,000	43,000	49,000
Net additions (losses)[1]	(14,000)	(28,000)	(24,000)	(44,000)	(50,000)
Handsets	(19,000)	(28,000)	(29,000)	(47,000)	(53,000)
Connected devices	5,000	—	5,000	3,000	3,000
ARPU[2]	$51.73	$52.04	$51.45	$51.96	$51.61
ARPA[3]	$131.10	$131.81	$130.41	$132.00	$131.63
Handset upgrade rate[4]	4.8%	3.5%	4.1%	4.5%	5.8%
Churn rate[5]	1.29%	1.25%	1.16%	1.22%	1.44%
Handsets	1.08%	1.07%	0.97%	1.03%	1.22%
Connected devices	2.67%	2.47%	2.47%	2.52%	3.03%
Prepaid
Total at end of period[1]	448,000	452,000	439,000	436,000	451,000
Gross additions	46,000	57,000	50,000	41,000	43,000
Net additions (losses)[1]	(4,000)	13,000	3,000	(13,000)	(11,000)
ARPU[2,6]	$30.59	$32.01	$32.37	$32.25	$32.32
Churn rate[5]	3.70%	3.30%	3.60%	4.06%	3.87%
Market penetration at end of period
Consolidated operating population	32,550,000	32,550,000	32,550,000	32,550,000	32,350,000
Consolidated operating penetration[7]	15%	15%	15%	14%	15%
Capital expenditures (millions)	$162	$120	$165	$131	$148
Total cell sites in service	7,010	7,007	6,990	6,995	7,000
Owned towers	4,409	4,407	4,388	4,382	4,373
Number of colocations[8]	2,444	2,418	2,392	2,397	2,390
Tower tenancy rate[9]	1.55	1.55	1.55	1.55	1.55
Due to rounding, the sum of quarterly results may not equal the total for the year.
1First quarter 2024 connections were adjusted to remove subscribers that could no longer access the UScellular network due to the CDMA shutdown. This resulted in 11,000 and 2,000 subscribers removed from the postpaid and prepaid base, respectively, that are not included in Net additions (losses) for the quarter.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
5Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
6Fourth quarter 2023 Prepaid ARPU excludes a $6 million reduction of prepaid revenue related to an adjustment to correct a prior period error recorded in the fourth quarter of 2023.
7Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.
8Represents instances where a third-party wireless carrier rents or leases space on a company-owned tower.
9Average number of tenants that lease space on company-owned towers, measured on a per-tower basis.

TDS Telecom
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Residential connections
Broadband
Incumbent Fiber	118,500	115,900	113,100	109,800	110,100
Incumbent Copper	116,900	125,600	130,600	135,300	134,700
Expansion Fiber	126,100	115,300	107,800	100,400	92,200
Cable	191,500	195,900	198,500	202,400	202,900
Total Broadband[1]	553,000	552,700	550,000	547,900	539,800
Video	121,000	122,100	124,800	128,800	131,500
Voice	261,600	271,300	275,600	279,400	281,600
Total Residential connections	935,600	946,100	950,400	956,100	952,900
Commercial connections	190,500	197,200	201,500	206,200	210,200
Total connections[2]	1,126,100	1,143,300	1,152,000	1,162,200	1,163,100

Residential revenue per connection[3]	$64.72	$65.41	$65.26	$64.58	$62.74

Capital expenditures (millions)	$82	$78	$78	$87	$143
Numbers may not foot due to rounding.
1Total residential broadband connections increased by 8,100 during the three months ended March 31, 2024, due primarily to net additions of 6,400 as well as certain other adjustments.
2Divestitures in the fourth quarter of 2024 resulted in a decrease of 15,700 connections.
3Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$970	$1,000	(3)%	$3,770	$3,906	(3)%
TDS Telecom	264	261	1%	1,061	1,028	3%
All Other[1]	6	52	(90)%	133	226	(41)%
	1,240	1,313	(6)%	4,964	5,160	(4)%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	811	812	—	2,960	3,096	(4)%
Depreciation, amortization and accretion	165	166	—	665	656	1%
Loss on impairment of licenses	—	—	—	136	—	N/M
(Gain) loss on asset disposals, net	4	3	3%	18	17	3%
(Gain) loss on license sales and exchanges, net	(1)	(2)	59%	3	(2)	N/M
	979	979	—	3,782	3,767	—
TDS Telecom
Expenses excluding depreciation, amortization and accretion	187	186	1%	721	749	(4)%
Depreciation, amortization and accretion	72	65	10%	271	245	10%
Loss on impairment of intangible assets	1	547	(100)%	1	547	(100)%
(Gain) loss on asset disposals, net	4	1	N/M	12	10	28%
(Gain) loss on sale of business and other exit costs, net	(49)	—	N/M	(49)	—	N/M
	215	799	(73)%	956	1,551	(38)%
All Other[1]
Expenses excluding depreciation and amortization	16	56	(73)%	175	242	(28)%
Depreciation and amortization	1	3	(71)%	7	14	(47)%
(Gain) loss on sale of business and other exit costs, net	(8)	—	N/M	(19)	—	N/M
Total operating expenses	9	59	(85)%	163	256	(36)%
	1,203	1,837	(35)%	4,901	5,574	(12)%
Operating income (loss)
UScellular	(9)	21	N/M	(12)	139	N/M
TDS Telecom	49	(538)	N/M	105	(523)	N/M
All Other[1]	(4)	(7)	53%	(30)	(30)	(1)%
	37	(524)	N/M	63	(414)	N/M
Investment and other income (expense)
Equity in earnings of unconsolidated entities	39	37	3%	164	159	3%
Interest and dividend income	7	4	80%	27	20	36%
Interest expense	(72)	(66)	(9)%	(279)	(244)	(15)%
Other, net	2	1	N/M	5	2	N/M
Total investment and other income (expense)	(24)	(24)	(1)%	(83)	(63)	(33)%
Income (loss) before income taxes	13	(548)	N/M	(20)	(477)	96%
Income tax expense (benefit)	6	(45)	N/M	6	10	(34)%
Net income (loss)	7	(503)	N/M	(26)	(487)	95%
Less: Net income attributable to noncontrolling interests, net of tax	1	3	(53)%	2	13	(90)%
Net income (loss) attributable to TDS shareholders	6	(506)	N/M	(28)	(500)	94%
TDS Preferred Share dividends	17	17	—	69	69	—
Net income (loss) attributable to TDS common shareholders	$(11)	$(523)	98%	$(97)	$(569)	83%

Basic weighted average shares outstanding	114	113	1%	114	113	1%
Basic earnings (loss) per share attributable to TDS common shareholders	$(0.10)	$(4.64)	98%	$(0.85)	$(5.05)	83%

Diluted weighted average shares outstanding	114	113	1%	114	113	1%
Diluted earnings (loss) per share attributable to TDS common shareholders	$(0.10)	$(4.64)	98%	$(0.85)	$(5.06)	83%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1    Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2024	2023
(Dollars in millions)
Cash flows from operating activities
Net income (loss)	$(26)	$(487)
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	943	915
Bad debts expense	106	111
Stock-based compensation expense	71	41
Deferred income taxes, net	3	8
Equity in earnings of unconsolidated entities	(164)	(159)
Distributions from unconsolidated entities	169	150
Loss on impairment of intangible assets	137	547
(Gain) loss on asset disposals, net	30	27
(Gain) loss on sale of business and other exit costs, net	(68)	—
(Gain) loss on license sales and exchanges, net	3	(2)
Other operating activities	9	8
Changes in assets and liabilities from operations
Accounts receivable	(10)	2
Equipment installment plans receivable	(37)	(20)
Inventory	20	61
Accounts payable	(40)	(99)
Customer deposits and deferred revenues	9	(8)
Accrued taxes	(4)	50
Other assets and liabilities	(6)	(3)
Net cash provided by operating activities	1,145	1,142

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(884)	(1,211)
Cash paid for licenses	(20)	(130)
Cash received from divestitures	147	1
Other investing activities	3	13
Net cash used in investing activities	(754)	(1,327)

Cash flows from financing activities
Issuance of long-term debt	440	1,081
Repayment of long-term debt	(456)	(723)
Repayment of short-term debt	—	(60)
TDS Common Shares reissued for stock-based compensation awards, net of tax payments	(2)	(3)
UScellular Common Shares reissued for stock-based compensation awards, net of tax payments	(11)	(6)
Repurchase of TDS Common Shares	—	(6)
Repurchase of UScellular Common Shares	(54)	—
Dividends paid to TDS shareholders	(104)	(153)
Payment of debt issuance costs	(16)	(5)
Distributions to noncontrolling interests	(5)	(3)
Cash paid for software license agreements	(67)	(66)
Other financing activities	(2)	—
Net cash provided by (used in) financing activities	(277)	56

Net increase (decrease) in cash, cash equivalents and restricted cash	114	(129)

Cash, cash equivalents and restricted cash
Beginning of period	270	399
End of period	$384	$270

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2024	2023
(Dollars in millions)
Current assets
Cash and cash equivalents	$364	$236
Accounts receivable, net	1,041	1,074
Inventory, net	183	208
Prepaid expenses	72	86
Income taxes receivable	2	4
Other current assets	33	52
Total current assets	1,695	1,660

Assets held for sale	—	15

Licenses	4,588	4,702

Other intangible assets, net	161	183

Investments in unconsolidated entities	500	505

Property, plant and equipment, net	4,994	5,062

Operating lease right-of-use assets	982	987

Other assets and deferred charges	762	807

Total assets	$13,682	$13,921

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2024	2023
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$31	$26
Accounts payable	280	360
Customer deposits and deferred revenues	283	277
Accrued interest	16	12
Accrued taxes	39	43
Accrued compensation	150	149
Short-term operating lease liabilities	153	147
Other current liabilities	138	170
Total current liabilities	1,090	1,184

Deferred liabilities and credits
Deferred income tax liability, net	981	975
Long-term operating lease liabilities	867	890
Other deferred liabilities and credits	809	784

Long-term debt, net	4,051	4,080

Noncontrolling interests with redemption features	16	12

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,574	2,558
Preferred Shares, par value $0.01 per share	1,074	1,074
Treasury shares, at cost	(425)	(465)
Accumulated other comprehensive income	18	11
Retained earnings	1,849	2,023
Total TDS shareholders' equity	5,091	5,202

Noncontrolling interests	777	794

Total equity	5,868	5,996

Total liabilities and equity	$13,682	$13,921

Balance Sheet Highlights
(Unaudited)

	December 31, 2024
	UScellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
(Dollars in millions)
Cash and cash equivalents	$144	$142	$218	$(140)	$364

Licenses and other intangible assets	$4,579	$164	$6	$—	$4,749
Investment in unconsolidated entities	454	4	50	(8)	500
	$5,033	$168	$56	$(8)	$5,249

Property, plant and equipment, net	$2,502	$2,475	$17	$—	$4,994

Long-term debt, net:
Current portion	$22	$—	$9	$—	$31
Non-current portion	2,837	3	1,211	—	4,051
	$2,859	$3	$1,220	$—	$4,082

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
UScellular	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Operating Revenues
Wireless	$944	$975	(3)%	$3,667	$3,805	(4)%
Towers	59	57	3%	234	228	3%
Intra-company eliminations	(33)	(32)	(3)%	(131)	(127)	(3)%
Total operating revenues	970	1,000	(3)%	3,770	3,906	(3)%

Operating expenses
Wireless	971	975	—	3,757	3,743	—
Towers	41	36	12%	156	151	3%
Intra-company eliminations	(33)	(32)	(3)%	(131)	(127)	(3)%
Total operating expenses	979	979	—	3,782	3,767	—

Operating income (loss)	$(9)	$21	N/M	$(12)	$139	N/M

Adjusted OIBDA (Non-GAAP)	$167	$194	(14)%	$845	$818	3%
Adjusted EBITDA (Non-GAAP)	$208	$233	(11)%	$1,018	$986	3%
Capital expenditures	$162	$148	9%	$577	$611	(6)%
N/M - Percentage change not meaningful

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
UScellular Wireless	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Retail service	$661	$678	(3)%	$2,674	$2,742	(2)%
Other	55	52	7%	210	201	5%
Service revenues	716	730	(2)%	2,884	2,943	(2)%
Equipment sales	228	245	(7)%	783	862	(9)%
Total operating revenues	944	975	(3)%	3,667	3,805	(4)%

System operations (excluding Depreciation, amortization and accretion reported below)	195	197	(1)%	777	794	(2)%
Cost of equipment sold	276	280	(1)%	906	988	(8)%
Selling, general and administrative	344	340	1%	1,298	1,334	(3)%
Depreciation, amortization and accretion	153	155	—	620	610	1%
Loss on impairment of licenses	—	—	—	136	—	N/M
(Gain) loss on asset disposals, net	4	5	(37)%	17	19	(11)%
(Gain) loss on license sales and exchanges, net	(1)	(2)	59%	3	(2)	N/M
Total operating expenses	971	975	—	3,757	3,743	—

Operating income (loss)	$(27)	$—	N/M	$(90)	$62	N/M

Adjusted OIBDA (Non-GAAP)	$137	$164	(16)%	$719	$697	3%
Adjusted EBITDA (Non-GAAP)	$137	$164	(16)%	$719	$697	3%
Capital expenditures	$154	$127	21%	$554	$580	(5)%

	Three Months Ended December 31,			Year Ended December 31,
UScellular Towers	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Third-party revenues	$26	$25	4%	$103	$101	2%
Intra-company revenues	33	32	3%	131	127	3%
Total tower revenues	59	57	3%	234	228	3%

System operations (excluding Depreciation, amortization and accretion reported below)	20	18	11%	78	73	6%
Selling, general and administrative	9	9	2%	32	34	(5)%
Depreciation, amortization and accretion	12	11	—	45	46	(1)%
(Gain) loss on asset disposals, net	—	(2)	N/M	1	(2)	N/M
Total operating expenses	41	36	12%	156	151	3%

Operating income	$18	$21	(11)%	$78	$77	2%

Adjusted OIBDA (Non-GAAP)	$30	$30	—	$126	$121	4%
Adjusted EBITDA (Non-GAAP)	$30	$30	—	$126	$121	4%
Capital expenditures	$8	$21	(62)%	$23	$31	(24)%
N/M - Percentage change not meaningful

TDS Telecom Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2022
(Dollars in millions)
Operating revenues
Residential
Incumbent	$86	$88	(2)%	$355	$352	1%
Expansion	31	23	39%	114	75	52%
Cable	65	69	(5)%	270	273	(1)%
Total residential	182	179	2%	740	700	6%
Commercial	37	37	—	148	155	(5)%
Wholesale	44	45	—	173	172	—
Total service revenues	264	261	1%	1,060	1,027	3%
Equipment revenues	—	—	19%	1	1	(3)%
Total operating revenues	264	261	1%	1,061	1,028	3%

Cost of services	103	104	(1)%	400	423	(5)%
Cost of equipment and products	—	—	N/M	1	—	58%
Selling, general and administrative expenses	84	82	2%	320	326	(2)%
Depreciation, amortization and accretion	72	65	10%	271	245	10%
Loss on impairment of intangible assets	1	547	(100)%	1	547	(100)%
(Gain) loss on asset disposals, net	4	1	N/M	12	10	28%
(Gain) loss on sale of business and other exit costs, net	(49)	—	N/M	(49)	—	N/M
Total operating expenses	215	799	(73)%	956	1,551	(38)%

Operating income (loss)	$49	$(538)	N/M	$105	$(523)	N/M

Adjusted OIBDA (Non-GAAP)	$77	$76	2%	$340	$279	22%
Adjusted EBITDA (Non-GAAP)	$80	$78	3%	$350	$285	23%
Capital expenditures	$82	$143	(43)%	$324	$577	(44)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures
(Unaudited)

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
TDS Consolidated	2024	2023	2024	2023
(Dollars in millions)
Cash flows from operating activities (GAAP)	$213	$218	$1,145	$1,142
Cash paid for additions to property, plant and equipment	(230)	(304)	(884)	(1,211)
Cash paid for software license agreements	(35)	(37)	(67)	(66)
Free cash flow (Non-GAAP)[1]	$(52)	$(123)	$194	$(135)

	Three Months Ended December 31,		Year Ended December 31,
UScellular	2024	2023	2024	2023
(Dollars in millions)
Cash flows from operating activities (GAAP)	$121	$148	$883	$866
Cash paid for additions to property, plant and equipment	(139)	(155)	(537)	(608)
Cash paid for software license agreements	(35)	(37)	(66)	(66)
Free cash flow (Non-GAAP)[1]	$(53)	$(44)	$280	$192
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.

Intangible assets impairment, net of tax
The following non-GAAP financial measure isolates the total effects on net income of the Loss on impairment of intangible assets at TDS Telecom and UScellular, including tax impacts. TDS believes this measure may be useful to investors and other users of its financial information to assist in comparing financial results with periods that were not impacted by impairment charges.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(Dollars in millions)
Net income (loss) attributable to TDS common shareholders (GAAP)	$(11)	$(523)	$(97)	$(569)
Adjustments:
Loss on impairment of intangible assets	1	547	137	547
Deferred tax benefit on the tax-amortizable portion of the impaired intangible assets	—	(36)	(34)	(36)
UScellular noncontrolling public shareholders' portion of the intangible assets	—	—	(18)	—
Subtotal of Non-GAAP adjustments	1	511	85	511
Net income (loss) attributable to TDS common shareholders excluding intangible assets impairment charge (Non-GAAP)	(10)	(12)	(12)	(58)
Noncontrolling interest adjustment to compute diluted earnings (loss) per share	—	—	—	(1)
Net income (loss) attributable to TDS common shareholders excluding intangible assets impairment charge used in diluted earnings (loss) per share (Non-GAAP)	$(10)	$(12)	$(12)	$(59)

Diluted weighted average shares outstanding used for diluted earnings (loss) per share attributable to TDS common shareholders	114	113	114	113
Diluted weighted average shares outstanding used for diluted earnings (loss) per share attributable to TDS common shareholders excluding intangible assets impairment charge	114	113	114	113

Diluted earnings (loss) per share attributable to TDS common shareholders (GAAP)	$(0.10)	$(4.64)	$(0.85)	$(5.06)
Adjustments:
Loss on impairment of intangible assets	0.01	4.85	1.20	4.85
Deferred tax benefit on the tax-amortizable portion of the impaired intangible assets	—	(0.32)	(0.30)	(0.32)
UScellular noncontrolling public shareholders' portion of the impaired intangible assets	—	—	(0.16)	—
Diluted earnings (loss) per share attributable to TDS common shareholders excluding intangible assets impairment charge (Non-GAAP)	$(0.09)	$(0.11)	$(0.11)	$(0.53)

Telephone and Data Systems, Inc.
EBITDA, Adjusted EBITDA and Adjusted OIBDA
(Unaudited)

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income (loss) and Income (loss) before income taxes. Income and expense items below Operating income (loss) are not provided at the individual segment level for UScellular Wireless and UScellular Towers; therefore, the reconciliations begin with EBITDA and the most directly comparable GAAP measure is Operating income (loss) rather than Net income (loss) at the segment level.

	Three Months Ended December 31,		Year Ended December 31,
UScellular	2024	2023	2024	2023
(Dollars in millions)
Net income (loss) (GAAP)	$5	$15	$(32)	$58
Add back or deduct:
Income tax expense (benefit)	(19)	(4)	10	53
Income (loss) before income taxes (GAAP)	(14)	11	(22)	111
Add back:
Interest expense	46	49	183	196
Depreciation, amortization and accretion expense	165	166	665	656
EBITDA (Non-GAAP)	197	226	826	963
Add back or deduct:
Expenses related to strategic alternatives review	8	6	35	8
Loss on impairment of licenses	—	—	136	—
(Gain) loss on asset disposals, net	4	3	18	17
(Gain) loss on license sales and exchanges, net	(1)	(2)	3	(2)
Adjusted EBITDA (Non-GAAP)	208	233	1,018	986
Deduct:
Equity in earnings of unconsolidated entities	38	37	161	158
Interest and dividend income	3	2	12	10
Adjusted OIBDA (Non-GAAP)	$167	$194	$845	$818

	Three Months Ended December 31,		Year Ended December 31,
UScellular Wireless	2024	2023	2024	2023
(Dollars in millions)
EBITDA (Non-GAAP)	$126	$155	$530	$672
Add back or deduct:
Expenses related to strategic alternatives review	8	6	33	8
Loss on impairment of licenses	—	—	136	—
(Gain) loss on asset disposals, net	4	5	17	19
(Gain) loss on license sales and exchanges, net	(1)	(2)	3	(2)
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	137	164	719	697
Deduct:
Depreciation, amortization and accretion	153	155	620	610
Expenses related to strategic alternatives review	8	6	33	8
Loss on impairment of licenses	—	—	136	—
(Gain) loss on asset disposals, net	4	5	17	19
(Gain) loss on license sales and exchanges, net	(1)	(2)	3	(2)
Operating income (loss) (GAAP)	$(27)	$—	$(90)	$62

	Three Months Ended December 31,		Year Ended December 31,
UScellular Towers	2024	2023	2024	2023
(Dollars in millions)
EBITDA (Non-GAAP)	$30	$32	$123	$123
Add back or deduct:
Expenses related to strategic alternatives review	—	—	2	—
(Gain) loss on asset disposals, net	—	(2)	1	(2)
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	30	30	126	121
Deduct:
Depreciation, amortization and accretion	12	11	45	46
Expenses related to strategic alternatives review	—	—	2	—
(Gain) loss on asset disposals, net	—	(2)	1	(2)
Operating income (GAAP)	$18	$21	$78	$77

	Three Months Ended December 31,		Year Ended December 31,
TDS Telecom	2024	2023	2024	2023
(Dollars in millions)
Net income (loss) (GAAP)	$34	$(503)	$85	$(483)
Add back or deduct:
Income tax expense (benefit)	20	(31)	35	(26)
Income (loss) before income taxes (GAAP)	54	(534)	120	(509)
Add back:
Interest expense	(2)	(2)	(5)	(8)
Depreciation, amortization and accretion expense	72	65	271	245
EBITDA (Non-GAAP)	124	(470)	385	(272)
Add back or deduct:
Loss on impairment of intangible assets	1	547	1	547
(Gain) loss on asset disposals, net	4	1	12	10
(Gain) loss on sale of business and other exit costs, net	(49)	—	(49)	—
Adjusted EBITDA (Non-GAAP)	80	78	350	285
Deduct:
Interest and dividend income	2	1	5	4
Other, net	1	1	4	2
Adjusted OIBDA (Non-GAAP)	$77	$76	$340	$279